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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2005

                                 GFY FOODS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                            (Commission File Number)

                                   87-0382438
                        (IRS Employer Identification No.)

                              601 Deerfield Parkway
                             Buffalo Grove, IL 60089
               (Address of Principal Executive Offices)(Zip Code)

                                 (847) 353-7554
               Registrant's Telephone Number, Including Area Code



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Item 3.02     Sales of Unregistered Securities
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         On January 19, 2005, the Registrant issued 900,000,000 shares of its restricted common stock to Richard Hanks in partial settlement of a debt owed to Mr. Hanks. The Registrant valued these shares at par value of $0.001 for a total of $900,000, which is substantially higher than the market value of the stock. The stock was issued to settle $50,000 of the debt owed to Mr. Hanks. The issuance of the 900,000,000 shares to Mr. Hanks represents 13.66% of the total shares outstanding of the Registrant as of February 3, 2005.

         After the issuance referenced above, the total number of shares outstanding of the Registrant as of February 3, 2005 was 6,587,334,938.

Item 8.01         Other Events.
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         On January 25, 2005, the Registrant approved a ten thousand for one reverse stock split on its $0.001 par value common stock. The reverse stock split applies to shareholders of record on February 7, 2005 and will be effective on February 7, 2005. After the reverse stock split, the Registrant will have approximately 658,733 shares outstanding.



                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2004                      GFY Foods, Inc.

                                             By: /s/ Ed Schwalb
                                                 ---------------------
                                                 Name: Ed Schwalb
                                                 Title: President